Exhibit 99.1

LANDMARK APARTMENT TRUST, INC. STOCKHOLDERS APPROVE ACQUISITION BY

STARWOOD CAPITAL GROUP AND MILESTONE APARTMENTS REIT

Richmond, Virginia (January 22, 2016) — Landmark Apartment Trust, Inc. (“Landmark” or the “Company”), a multifamily real estate investment trust (“REIT”) with assets located in select metropolitan areas throughout the Southern United States, announced today that at its special meeting of stockholders held today, Landmark stockholders approved the merger of the Company with and into Monument REIT Merger Sub, L.P. (“Merger Sub”), an entity owned by affiliates of Starwood Capital Group and Milestone Apartments Real Estate Investment Trust (TSX: MST.UN), in an all cash transaction valued at approximately US$1.9 billion, including the assumption of existing debt.

Subject to the satisfaction or waiver of the remaining conditions to closing, the merger is currently expected to close on or about January 27, 2016. Upon the closing of the merger, each outstanding share of common stock of Landmark will be converted into the right to receive $8.17 in cash.

About Landmark Apartment Trust:

Landmark Apartment Trust, Inc. is a multifamily real estate investment trust with assets consisting of mid-market, garden-style apartments primarily located in the South and certain Texas markets of the United States. Landmark owns or has an ownership position in approximately 24,000 apartment units and provides management services for an additional 882 units owned by affiliates. Landmark aims to unlock hidden value and unrealized cash flow through the below market acquisition and repositioning of mid-income multifamily properties in targeted Southern markets, where the management team can apply its expertise to create a competitive advantage. For more information about Landmark please visit www.latapts.com.

About Starwood Capital Group

Starwood Capital Group is a private investment firm with a core focus on global real estate. Headquartered in Greenwich, Connecticut, the Firm maintains 10 offices in four countries around the world, and currently has more than 1,400 employees. Starwood Capital Group has raised approximately $32 billion of equity capital since its inception in 1991, and currently manages over $45 billion in assets. The Firm has invested in virtually every category of real estate on a global basis, opportunistically shifting asset classes, geographies and positions in the capital stack as it perceives risk-reward dynamics to be evolving. For more than two decades, Starwood Capital Group and its affiliates have successfully executed an investment strategy that involves building enterprises around real estate portfolios in both the private and public markets. For more information about Starwood Capital Group, please visit www.starwoodcapital.com.

About Milestone

Milestone is an unincorporated, open-ended real estate investment trust that is governed by the laws of Ontario. The REIT’s portfolio consists of 61 multifamily garden-style residential properties, comprising 19,908 units that are located in 14 major metropolitan markets throughout the Southeast and Southwest United States. Milestone is the largest real estate investment trust listed on the Toronto Stock Exchange focused solely on the United States multifamily sector. The REIT operates its portfolio through its internal property management company, Milestone Management, LLC, which has more than 900 employees across the United States. Based in Dallas, Texas, TMG Partners, L.P., an affiliate of The Milestone Group, LLC, is the external asset manager of the REIT. For more information about Milestone, please visit www.milestonereit.com.

Forward Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally can be identified by use of statements that include phrases such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “will,” “predicted,” “likely” or other words or phrases of similar import. Such statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to the satisfaction or waiver of the conditions in the Agreement and Plan of Merger, dated as of October 22, 2015 and as may be amended from time to time, among Landmark, Landmark Apartment Trust Holdings, LP, Monument Partners, L.L.C., REIT Merger Sub and Monument Partnership Merger Sub, L.P. (the “Merger Agreement”); the outcome of any legal proceedings that may be instituted against the Company and others related to the Merger Agreement; the ability of third parties to fulfill their obligations relating to the proposed transaction; the risk that the mergers or the other transactions contemplated by the Merger Agreement may not be completed in the time frame expected by the parties or at all; the availability of financing and the attractiveness of its terms; changes in economic conditions generally and the real estate market specifically; changes in interest rates; competition in the real estate industry generally and the apartment community sub-industry specifically; the supply and demand for operating properties in the Company’s target market areas; legislative and regulatory changes, including changes to laws governing the taxation of REITs; and changes in accounting principles generally accepted in the United States of America or in policies and guidelines applicable to REITs. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this communication will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the results or conditions described in such statements or the objectives and plans of the Company will be achieved. Certain factors that could cause actual results to differ materially from these forward-looking statements are listed from time to time in the Company’s reports filed with the Securities and Exchange Commission (the “SEC”), including, but not limited to, in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which was filed with the SEC on March 24, 2015, the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2015, which was filed with the SEC on May 15, 2015, the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2015, which was filed with the SEC on August 10, 2015, the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2015, which was filed with the SEC on November 11, 2015, and subsequent Current Reports on Form 8-K, which factors are incorporated herein by reference. Any forward-looking statement speaks only as of the date of this communication and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Investor Relations

Evelyn Infurna

203-682-8265

Evelyn.infurna@icrinc.com

Media Relations

Jason Chudoba & Hayley Cook

203-682-8200

Jason.Chudoba@icrinc.com

Hayley.Cook@icrinc.com